Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Revolution Medicines, Inc. of our report dated October 16, 2018 relating to the financial statements of Warp Drive Bio, Inc., which appears in Revolution Medicines, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-235968).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 18, 2020

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